UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2017

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On April 20, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of The Gymboree Corporation (the “Company”) authorized individual retention bonus awards for certain senior executive officers, including three of the Company’s named executive officers, Andrew North, Chief Financial Officer, Kimberly Sentovich, Executive Vice President of Stores and Logistics, and Elizabeth Schumacher, Executive Vice President, General Manager of Gymboree and Gymboree Outlet, who are each eligible to receive a retention bonus under the agreement in the amount of $205,000, $222,500 and $212,500, respectively. The retention bonuses were paid on April 21, 2017. Each recipient’s retention bonus entitlement is set forth in a retention bonus agreement in a form approved by the Committee. Except as set forth below, recipients are required to repay the after-tax value of the unvested portion of his or her retention bonus if the recipient’s employment terminates before February 3, 2018, other than if the recipient is terminated by the Company without “cause” or upon the recipient’s death or disability. The retention bonus will vest and no longer be subject to repayment upon achievement of certain milestones through February 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: April 26, 2017

	By:	/s/ ANDREW NORTH
Name: ANDREW NORTH
Title: Chief Financial Officer